AGREEMENT

THIS AGREEMENT made as of the 1st day of December, 2004.

BETWEEN:

Samlex America Inc.,
a Corporation incorporated under the laws of the province of B.C.,

Hereinafter referred to as the "Company"

OF THE FIRST PART;

- and -

Berg Management Ltd.
of the city/town of Vancouver in the province of B.C.,

Hereinafter referred to as the "Consultant"

OF THE SECOND PART.

     WHEREAS the Company is desirous of engaging the services of the Consultant with respect to the management of the business being carried on by the Company (the “Business”);

     AND WHEREAS the Consultant is desirous of providing Management services in conjunction with the management of the Business;

     NOW THEREFORE in consideration of the mutual covenants exchanged between the parties and the sum of $5.00 paid by each to the other (the receipt whereof being hereby acknowledged) THIS AGREEMENT WITNESSETH:

1.

The Company hereby hires and retains the Consultant to perform, and the Consultant agrees to render, the following skilled services in accordance with the terms and conditions set out in this Agreement:

(a)

To perform such ongoing duties as the Consultants job may require to fulfill the role of President. The duties shall continue to remain substantially the same as those duties performed by the President of Samlex immediately prior to the execution of this Agreement.

	(b)	To assist the Advisory Board and Board of Directors in strategic planning

	(c)	To maintain the relationships between Samlex and its key suppliers, purchasers and product developers.

(d) To hold the title of General Manager. (Collectively referred to herein as “Consulting Services”).

2.

The Consultant agrees to be bound by the provisions hereof and to perform the Consulting Services required to be performed by pursuant to the provisions hereof, diligently and in good faith and with a view to the best interest of the Company.

3.

The remuneration paid to the Consultant for the Consulting Services shall be invoiced bi- monthly (15th and 30th /31st ) plus GST thereon, as applicable, in respect of services rendered throughout the preceding month. The semi-monthly charge out rate is $3,750 plus GST.

4.

The Consultant agrees that all knowledge of the Company’s affairs shall be held in strictest confidence. No information concerning the operations of the Corporation shall be disclosed to any person without the written consent of the Company. This covenant shall continue to be binding on the Consultant notwithstanding any subsequent termination of this Agreement for any reason whatever. Consultant agrees to be bound by the corporation’s Non-Disclosure Agreement and a Code of Conduct Agreement.

5.

Consultant shall pay any claim, penalty, assessment, fee, tax, source deduction or other levy as required by WCB, CPP, EIC, Revenue Canada or any other government body, whether federal, provincial or municipal, in connection with the services provided by Consultant under this agreement. Consultant shall indemnify and hold harmless the Company from and against any of the aforementioned levies, should said levies be assessed against the Company. The Company shall indemnify and hold harmless Consultant from any and all actions, suits, proceedings , demands, assessments, judgments, costs and legal and other expenses (collectively, the Claims) resulting from or incident to the provision of the Services of Consultant, except where the claims result from the negligence of Consultant.

6.	The Company may terminate this Agreement at any time on one hundred and ninety (90) days written notice to the Consultant.

7.	The Consultant may terminate this Agreement at any time on one hundred and ninety (90) days written notice to the Company.

8.	The parties agree that this Agreement shall be governed in accordance with the laws of the province of B.C.

9.	Any notice to be given hereunder shall be valid and effective if such notice is sent by first class mail, postage prepaid, addressed to or personally delivered to the Company at both:

Suite 302 – 2031 McCallum Rd.
Abbotsford, B.C.
V2S 3N5
Attention: Mr. Jonathon Dugdale

And	110 – 17 Fawcett Rd.
Coquitlam, B.C.
V3K6V2
Attention: Mr. Jonathon Dugdale

and to the Consultant at:

Suite 1200
999 West Hastings Street
Vancouver, BC V6C 2W2
Attention: Mr. Earl Berg

     Any notice so given by mail shall be deemed to have been given on the third business day following the date of mailing and any notice so given by being personally delivered shall be deemed to have been given when so delivered.

     IN WITNESS WHEREOF the parties have caused this Agreement to be executed as of the day and year first above written.

Samlex America Inc.
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_________________________________	) _________________________________
(Witness))
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) _________________________________
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) Berg Management Ltd.
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_________________________________	)
(Witness)	) /s/ Earl Berg
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